UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2003

STRATEX NETWORKS, INC.

(Exact name of Registrant as Specified in Charter)

Delaware	0-15895	77-0016028

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Rose Orchard Way, San Jose, CA 95134

(Address of principal executive offices)

Registrant’s telephone number, including area code: (408) 943-0777

Item 5. Other Events and Required FD Disclosure.

On September 11, 2003, Stratex Networks, Inc., a Delaware corporation (the “Company”), signed a definitive agreement to acquire Plessey Broadband Wireless, a division of Tellumat (“Plessey”). The transaction is scheduled to close on October 1, 2003, subject to customary closing conditions. Pursuant to the terms of the asset purchase agreement, Tellumat will receive $3 million in the Company’s stock and up to $3 million in cash. The cash amount is dependent upon the audited value of the net assets of Plessey at the time of closing. On September 11, 2003, the Company issued a press release announcing the proposed acquisition of Plessey. A copy of the press release is attached hereto as Exhibit 99.1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

The exhibit listed below is being furnished with this Form 8-K.

Exhibit
Number	Description

99.1	Press Release issued by Stratex Networks, Inc. dated September 11, 2003.

2

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEX NETWORKS, INC.

Date: September 12, 2003	By:	/s/ Carl Thomsen

Carl Thomsen
Chief Financial Officer

3

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release issued by Stratex Networks, Inc. dated September 11, 2003.

4